                                                                   EXHIBIT 10.14

                                                                  Execution Copy

                       MILK PRODUCTS SUBLICENSE AGREEMENT


         THIS SUBLICENSE AGREEMENT (this "AGREEMENT"), effective as of _______ on the 4th day of September 1997, by and between Southern Foods Group, L.P., a Delaware limited partnership (hereinafter called "SFG"), and Milk Products, LLC, a Delaware limited liability company (hereinafter called "MILK PRODUCTS").

         WHEREAS, SFG has obtained a trademark license pursuant to the Trademark License Agreement which is attached hereto as Exhibit A and incorporated herein for all purposes (the "BORDEN LICENSE") from Borden, Inc., a New Jersey corporation, and BDH Two, Inc., a Delaware corporation (hereinafter "BORDEN" and "BDH TWO" or collectively "LICENSOR"), to use and sublicense the trademarks and service marks and registrations thereof listed in Appendix A and Appendix B to the Borden License for use on the products listed in Appendix C and Appendix D to the Borden License and on the Additional Appendix C Products and Additional Appendix D Products (each as hereinafter defined);

         WHEREAS, Milk Products desires to use the trademarks and service marks listed in Exhibit B to this Agreement and those listed in Appendix B to the Borden License, including the federal and state trademark registrations and applications therefore and all common law rights in such trademarks and any trade dress or label designs associated with such trademarks (hereinafter collectively called the "SUBLICENSED MARKS") in connection with its business;

         WHEREAS, Borden and BDH Two have reserved the right to review and approve the terms of this Agreement;

         WHEREAS, Milk Products will obtain financing pursuant to the terms of that certain Credit Agreement of even date herewith among Milk Products, Bank of America National Trust and Savings Association, as Agent and Letter of Credit Issuing Bank and other financial institutions party thereto (such Credit Agreement, together with any amendments thereto and renewals, extensions, and replacements thereof the "Milk Products Credit Agreement");

         NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the parties agree as follows:

         1.      DEFINITIONS

         The following terms shall have the meanings set forth below:

                 "ADDITIONAL APPENDIX C PRODUCTS" shall have the meaning ascribed to such term in the Borden License.




MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 1

                 "ADDITIONAL APPENDIX D PRODUCTS" shall have the meaning ascribed to such term in the Borden License.

                 "ADDITIONAL PRODUCTS" shall have the meaning ascribed to such term in the Borden License.

                 "BofA AGENT" means Bank of America National Trust and Savings Association in its capacity as agent under the terms of that certain Credit Agreement of even date herewith among Milk Products, Bank of America National Trust and Savings Association as Agent and Letter of Credit Issuing Bank and the other financial institutions party thereto (the "Credit Agreement") and the Security Agreement executed in conjunction therewith.

                 "PRODUCTS" shall have the meaning ascribed to such term in the Borden License.

                 "TERRITORY" shall mean Alabama, Arkansas, Florida, Louisiana, Mississippi, New Mexico, Tennessee, Texas and Mexico.

         2.      GRANT OF LICENSE

         Subject to the terms and conditions of this Agreement and the Borden License and subject to the existing License Agreements listed in Appendix E to the Borden License, SFG hereby grants to Milk Products the following:

         (a) An exclusive license to use the Sublicensed Marks listed in Exhibit B to this Agreement solely on or in connection with Products manufactured or processed in the United States and listed in Appendix C to the Borden License, for sale to customers in Louisiana, New Mexico and Texas;

         (b) A non-exclusive license to use the Sublicensed Marks listed in Exhibit B to this Agreement solely on or in connection with Products manufactured or processed in the United States and listed in Appendix C to the Borden License, for sale to customers in Alabama, Arkansas, Florida, Mississippi, Tennessee and Mexico;

         (c) A non-exclusive license to use the Sublicensed Marks listed in Exhibit B to this Agreement solely on or in connection with Additional Appendix C Products currently sold by Borden/Meadow Gold Dairies, Inc. under the Sublicensed Marks listed in Exhibit B to this Agreement, for sale to customers in the United States or in Mexico;

         (d) An exclusive license to use the Sublicensed Marks listed in Appendix B to the Borden License solely on or in connection with Products manufactured or processed in the United States and listed in Appendix D to the Borden License, for sale to customers in Louisiana, New Mexico and Texas;





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 2

         (e) A non-exclusive license to use the Sublicensed Marks listed in Appendix B to the Borden License solely on or in connection with the Products manufactured or processed in the United States and listed in Appendix D to the Borden License, for sale to customers in Alabama, Arkansas, Florida, Mississippi, Tennessee and Mexico; and

         (f) A non-exclusive license to use the Sublicensed Marks listed in Appendix B to the Borden License solely on or in connection with Additional Appendix D Products currently sold by Borden/Meadow Gold Dairies, Inc. under the Sublicensed Marks listed in Appendix B to the Borden License, for sale to customers in the United States or Mexico.

         The licenses being granted hereunder by SFG shall be royalty free and shall be solely and to the same extent that SFG has been granted a license with
respect to the Products pursuant to the Borden License.   Milk Products shall
not have any right to sell the Products bearing the Sublicensed Marks outside the Territory and Milk Products agrees to be bound by the terms and provisions of the Borden License as if Milk Products was named as the licensee under the Borden License and SFG was named as the licensor under the Borden License; provided, however, that if the rights granted herein are more restrictive than those granted in the Borden License, Milk Products shall be bound by the more restrictive rights granted herein.

         3.      OWNERSHIP OF SUBLICENSED MARKS

3.1 Milk Products acknowledges that Licensor is the sole owner of the Sublicensed Marks. Milk Products shall not directly or indirectly question, attack, contest, or in any other manner impugn the validity of Licensor's ownership of the Sublicensed Marks, nor shall Milk Products willingly become an adverse party to Licensor in litigation contesting the validity of Licensor's ownership and other rights in and to the Sublicensed Marks.

3.2 Milk Products shall be deemed a "related company" under the U.S. Lanham Act, such that any use of the Sublicensed Marks by Milk Products, and any goodwill generated thereby, shall inure to the sole benefit of Licensor.

         4.      QUALITY STANDARDS

4.1 Milk Products agrees that all Products bearing a Sublicensed Mark pursuant to this Agreement shall be of a high standard and of such quality as to protect and enhance the Sublicensed Marks and the goodwill and value pertaining thereto and shall meet Licensor's quality standards and specifications as set out specifically in the current formulae, ingredients and manufacturing specifications ("FIMS") for such Products, a copy of which has been made available to Milk Products, and/or such modified formulae as shall be reasonably agreed in writing between Licensor and Milk Products in the future. Milk Products and its Manufacturing Agents shall manufacture, sell, distribute and promote the Products in accordance with all applicable federal, state and local laws.





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 3

         5.      QUALITY MAINTENANCE

5.1 In order to assure that Milk Products meets Licensor's quality standards and specifications, once each quarter of the Term and/or for good cause shown, Milk Products shall submit comprehensive affidavits that meet with Licensor's reasonable approval from all of Milk Products' quality control department managers responsible for the quality standards of the Products produced by that part of Milk Products' or its Manufacturing Agents' business for which they are responsible, attesting under oath that Licensor's quality standards and Product specifications have been fully complied with during the prior quarter, also submitting representative Product samples and listing the number of customer complaints relating to Product quality during that quarter and a summary of the actions taken by Milk Products in response to such complaints.

5.2 Milk Products also agrees that Licensor will submit the quarterly Product samples to an independent testing laboratory to determine if the FIMS are being complied with, the expense thereof being borne by Milk Products. Licensor also reserves the right periodically to conduct quality control inspections, upon reasonable notice and during normal business hours, at Milk Products' plants to determine if the Licensor's FIMS for the Products and the processing thereof are being complied with.

5.3 In the event that Licensor or its agents shall determine that any Products sold or distributed by Milk Products and/or its Manufacturing Agents bearing or using Sublicensed Marks do not conform to Licensor's FIMS, Milk Products agrees, at its expense, to take such action as Licensor directs in writing, including, but not limited to, withdrawal and/or recall of such Products from the market and to refrain and cause its Manufacturing Agents to refrain from further sale and/or distribution of such Products under the Sublicensed Marks unless and until Milk Products and/or its Manufacturing Agents have demonstrated to the reasonable satisfaction of Licensor that said Products conform to said FIMS, as the case may be.

5.4 If Milk Products enters into co-packing agreements with suppliers or any other arrangement with respect to the processing or packaging of final Products by any person who is not a subsidiary of Milk Products, who will process or package final Products for Milk Products, for sale in the Territory ("MANUFACTURING AGENTS"), Milk Products must submit such co-packing agreements in draft form to Licensor or an individual designated by Licensor ("LICENSOR'S LICENSE COORDINATOR") for prior approval to ensure they include trademark protection and quality control provisions that safeguard the rights of both the Licensor and Milk Products under this Agreement. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

5.5 On a semi-annual basis, Milk Products shall review with Licensor's License Coordinator and obtain prior approval for, all advertising, promotional and point-of-purchase materials published or distributed by Milk Products in connection with Products bearing Sublicensed Marks. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 4

5.6 If Milk Products desires to adopt new cartons or packaging bearing the Sublicensed Marks, which package designs or trade dress are different from those presently used by Licensor, Milk Products shall submit to Licensor's License Coordinator at least one (1) representative sample of each such new carton and packaging material and may not use any such material in connection with the Sublicensed Marks without Licensor's prior written approval. Licensor agrees that such prior approval shall not be withheld or delayed unreasonably, and that Licensor shall respond promptly to any request for approval. If Licensor fails to respond to such request within thirty (30) days, Licensor's approval shall be deemed given.

5.7 Milk Products shall notify Licensor promptly in writing upon its determination that it intends to use any Sublicensed Mark in connection with an Additional Product, which notification shall include a description of the Additional Product, and a certification that the Additional Product was manufactured or processed by Holdings on the date of this Agreement. From and after such notification, Licensor and Milk Products shall mutually agree upon the FIMS that will be applicable to such Additional Product as if it were a "Product" hereunder.

         6.      FORM OF USE

6.1 Milk Products hereby acknowledges and agrees that its use of the Sublicensed Marks shall be subject to all times during the Term to the reasonable control of Licensor in order for Licensor to maintain the consistent standard of quality associated with the Sublicensed Marks. Milk Products will preserve the good appearance of the Sublicensed Marks wherever and whenever they are used and shall not use any Sublicensed Mark in a manner which is likely to derogate from the integrity, distinctiveness, goodwill, value or strength of such Sublicensed Mark.

6.2 From time to time, Licensor may determine that a previously published use of the Sublicensed Marks by Milk Products may threaten the value of the Sublicensed Marks, or is otherwise inconsistent with Licensor's quality standards. Upon written notice from Licensor, Milk Products shall implement Licensor's directions regarding the proper use of the Sublicensed Marks as promptly as practicable using its best efforts and, in any event, within thirty
(30) days.

6.3 Except as required by law, Milk Products agrees not to use the Sublicensed Marks in connection or combination with any other third-party trademarks, names or logotypes, without Licensor's prior written approval, such approval not to be withheld unreasonably. Milk Products shall at no time adopt or use any variation of the Sublicensed Marks or any word or marks confusingly similar thereto without Licensor's prior written approval.

6.4 Milk Products shall not take any action to cause an abandonment or forfeiture of any of Licensor's rights in the Sublicensed Marks and shall not take any action to cancel any registration in the United States or elsewhere of any Sublicensed Mark in the name of Licensor or to interfere with any renewal of any such registration. Milk Products shall reasonably cooperate with and shall not oppose any application by or on behalf of Licensor to register or renew any federal or state registration of any Sublicensed Mark in the United States or elsewhere.





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 5

         7.      INFRINGEMENT PROCEEDINGS

         Milk Products shall cooperate with Licensor in the protection of the Sublicensed Marks and in connection therewith shall: (i) promptly inform Licensor of any third-party use of any Sublicensed Marks or any infringement or encroachment upon or any misuse whatsoever of any Sublicensed Marks which comes to Milk Products' attention; and (ii) promptly inform Licensor of any claim against Milk Products that the use of any Sublicensed Mark infringes the rights of others or of the institution of any proceeding against Milk Products predicated upon any such claimed infringement.

         8.      INDEMNIFICATION BY MILK PRODUCTS

         Milk Products hereby indemnifies and undertakes to defend and hold SFG and Licensor harmless from and against any and all claims, suits, losses, damages, fines, penalties, and/or expenses including, but not limited to, attorney's fees arising out of or based upon:

         (a) Milk Products' or its Manufacturing Agents' processing, distribution or sale of Products bearing a Sublicensed Mark; or

         (b) Any breach by Milk Products or its Manufacturing Agents of their obligations under this Agreement; or

         (c) Any proceeding brought by any person, governmental agency or consumer group in connection with the Products or Additional Products processed, sold or distributed by Milk Products or its Manufacturing Agents bearing or using a Sublicensed Mark; or

         (d) Any violation of any applicable law or any regulation or civil claims relating to the manufacture, processing, sale, distribution, promotion or advertising of Products or Additional Products bearing or using a Sublicensed Mark unless attributable to SFG's breach of its obligations under this Agreement. SFG and Licensor may participate in the defense of any such litigation.

         9.      RESPONSIBLE FOR ACTS OF MANUFACTURING AGENTS

         Milk Products shall be solely responsible for the acts and omissions of those with whom it or its Manufacturing Agents contract for any aspect of the processing, distribution, or sale of the Products or Additional Products bearing or using a Sublicensed Mark.

         10.     MAINTENANCE OF INSURANCE

         In order to assure its ability to discharge its obligations to SFG and Licensor , Milk Products agrees that it will maintain throughout the term of this Agreement at its expense, comprehensive general liability insurance, including product liability insurance and contractual liability coverage specifically endorsed to cover the indemnity provisions in this Agreement, from a carrier satisfactory to SFG and Licensor, in a minimum amount of Five Million Dollars ($5,000,000) combined single limit for each single occurrence, for bodily injury and property damage which shall designate SFG,





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 6

Borden and BDH Two as additional insureds therein. The policy shall provide for thirty (30) day prior written notice to SFG and Licensor from the insurer in the event of any material modification, cancellation or termination. Milk Products shall deliver certificates of such insurance coverage to SFG and Licensor prior to the sale and/or distribution of any Products or Additional Products bearing a Sublicensed Mark.

         11.     TERM

         This Agreement shall continue in force and effect for the Term (as defined in the Borden License) and each Renewal Period(s) (as defined in the Borden License) of the Borden License, provided that, for the Sublicensed Marks listed in Appendix B to the Borden License and the Products listed in Appendix D to the Borden License and the Additional Appendix D Products, the licenses granted under Section 2(d), (e) and (f) of this Agreement shall expire after three (3) years from the date of this Agreement and cannot be renewed. SFG agrees that it will not exercise any rights granted to it under the Borden License to terminate the Borden License without the prior written consent of Milk Products. Upon the termination of the Borden License, this Agreement shall also terminate.

         12.     EFFECT OF TERMINATION

         Upon termination of this Agreement, Milk Products agrees to immediately discontinue all use of the Sublicensed Marks, to cooperate with SFG or its appointed agent to apply to the appropriate authorities to cancel recording of this Agreement from all government records, to destroy all printed materials bearing any of the Sublicensed Marks, and that all rights in the Sublicensed Marks and the goodwill connected therewith shall remain the property of Borden and BDH Two. Notwithstanding the foregoing in the event of termination of this Agreement as a result of termination of the Borden License pursuant to Section 9.3(d) thereto, Borden and BDH Two acknowledge that BofA Agent shall have a limited license in the Sublicensed Marks for a period not to exceed one hundred twenty (120) days for the sole purpose of disposing of finished goods inventory on hand of Products and Additional Products that bear the Sublicensed Marks.

         13.     RELATIONSHIP

         The relationship between SFG and Milk Products is that of sublicensor and sublicensee. Milk Products, its contractors, agents and employees shall under no circumstances be deemed agents, franchisees, representatives, employees or partners of SFG, Borden or BDH Two.

         14.     NO ASSIGNMENT OR SUB-LICENSING

         Milk Products shall not have the right to assign this Agreement, in whole or in part, or sublicense the Sublicensed Marks without the prior written approval of SFG, Borden and BDH Two. Notwithstanding anything contained in this Agreement to the contrary, the provisions of this Section 14 shall not apply to (a) Milk Products sale of equity interests in Milk Products to third parties or (b) any change in the control or ownership of Milk Products.





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 7

         15.     INTERPRETATION OF AGREEMENT

         It is agreed that this Agreement shall be interpreted according to the laws of the State of Delaware, United States of America.

         16.     COUNTERPARTS

         This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

SOUTHERN FOODS GROUP, L.P.

BY SFG MANAGEMENT LIMITED LIABILITY
COMPANY, ITS GENERAL PARTNER

By: /s/ PETE SCHENKEL
   --------------------------------

Title: President & CEO
      -----------------------------


MILK PRODUCTS, LLC

By: /s/ ALLEN A. MEYER
   --------------------------------

Title: President
      -----------------------------


READ AND APPROVED BY:

BORDEN, INC.

By: /s/
   --------------------------------

Title:
      -----------------------------


BDH TWO, INC.

By: /s/
   --------------------------------

Title:
      -----------------------------





MILK PRODUCTS SUBLICENSE AGREEMENT  - Page 8

                             EXHIBIT B - TRADEMARKS
                          SUBLICENSED TO MILK PRODUCTS



UNITED STATES TRADEMARK                                         U.S. REG. NO.
-----------------------                                         -------------

BORDEN Corporate Logo                                               921,370

BORDEN (Corporate Logo) &
         Cow's Head (Elsie) Design                                  969,728

Borden Logotype with Cow's Head                                   1,859,074

Design of Cow's Head
         (Elsie's Head with Flowers)                              1,860,207

 Design of Cow's Head
         Elsie Design (Daisy)                                       397,158

 Design of Cow's Head
         Elsie (Design Plus Oval)                                   405,706

Design of Cow's Head                                                529,468

Elsie Design                                                        810,861

Elsie                                                             1,857,137

Gail Borden Signature                                             1,689,184

IF IT'S BORDEN, IT'S GOT TO BE GOOD                               1,042,420

IF IT'S BORDEN, IT'S GOT TO BE GOOD                               1,504,138

LADY BORDEN                                                         572,693

LADY BORDEN & DESIGN                                              1,893,711

STATE TRADEMARK                                               STATE REG. NO.
---------------                                               -------------

Borden (Alabama)                                                    103,326

Borden (Arkansas)                                                    124-87

Borden (Florida)                                                     T07258

Borden (Louisiana)                                                  45-0849

Borden (New Mexico)                                              TK87051105

Borden (Tennessee)                                                 686-2060

Borden (Texas)                                                       47,355

MEXICAN TRADEMARK                                                  REG. NO.
-----------------                                                  --------

Borden Label (milk carton)                                          379,964

Borden Corporate Logo                                               452,152

Borden Corporate Logotype                                           349,338

Borden and Design of Cow's Head
         (Elsie's Head with Flowers in "New" Logo)                  459,630

Borden and Design of Cow's Head
         (Elsie's Head with Flowers in "New" Logo)                  459,629

Borden Label (milk carton)                                          400,509

Borden and Design of Cow's Head
         (Elsie's Head with Flowers in "New" Logo)                  459,628

Cow's Head Design                                                   379,768

Cow's Head Design                                                   383,926

Cow's Head Design                                                   400,235

Elsie's Market & Cow's head Design
         (Service Mark)                                             457,129

Lady Borden                                                         417,418



                                      2